UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 1, 2023

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Altus Power, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39798 (Commission File Number)	85-3448396 (I.R.S. Employer Identification Number)
2200 Atlantic Street, 6th Floor Stamford, CT 06902
(Address of principal executive offices and zip code)
(203) 698-0090
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	AMPS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or in Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Election of Directors

On November 1, 2023, Tina Chan Reich was appointed to the board of directors (the “Board”) of Altus Power, Inc. (the “Company”). Ms. Reich will also serve as a member of both the Company’s audit committee and nominating and corporate governance committee.

Ms. Reich brings twenty-five years of risk management and data science experience to the Board. She served as Chief Credit Officer of the Global Business Financing, Payments, and Digital Experiences group of American Express, and was also responsible for Global Merchant and Network Services risk from March 2019 to December 2021. Prior to that role, Ms. Reich served as Chief Risk Officer and Chief Data Scientist at Credibly, a fintech platform from [September 2014 to February 2019. Prior to that, she has held leadership positions overseeing various areas including data science, marketing, analytics, credit, and digital experiences at American Express, Citibank, and JPMorgan Chase. Ms. Reich graduated from the Massachusetts Institute of Technology with a degree in economics. She has been on the board of directors of Santander Holdings USA, Inc. and Santander Bank, NA since July 2023 and serves as a member of the Risk and the Compensation and Talent Management Committees. Ms. Reich has also been a member of the board of directors of the SaaS technology company BILL Holdings Inc. since June 2022, serves on the Audit Committee, Cybersecurity and Technology Committee and Chairs the Compliance and Payment Operations Risk Subcommittee. She also serves as a board observer and advisor to Clara, a Latin American fintech company. She has been an advisor to a number of global fintech companies and previously served on the board of directors of Citicorp Payment Services.

Ms. Reich was appointed to fill the vacancy resulting from Sarah Coyne’s resignation who, effective as of August 16, 2023, resigned as a director of the Company to pursue a new professional opportunity. Ms. Reich will serve for the remainder of Ms. Coyne’s term, which expires at the Company’s 2025 annual meeting of stockholders.

Ms. Reich will be entitled to the standard compensation provided to non-employee directors, on a prorated basis for the current year, substantially as described in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 12, 2023, as amended by the Board from time to time.

Item 9.01 - Financial Statements and Exhibits.

On November 1, 2023, the Company issued a press release relating to the appointment of a director. The press release is attached hereto as Exhibit 99.1.

Exhibit No.	Description
99.1	Press Release dated November 1, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2023

Altus Power, Inc.

By:	/s/ Gregg J. Felton
Name:	Gregg J. Felton
Title:	Co-Chief Executive Officer and Director